UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: Date of Earliest Event Reported:	February 16, 2005 February 10, 2005

OFFICEMAX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Pierce Road Itasca, Illinois		60143
(Address of principal executive offices)		(Zip Code)

(630) 773-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR    230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

Executive Life Insurance Program

On February 10, 2005, the Executive Compensation Committee of the board of directors of the company adopted the Executive Life Insurance Program.  Officers with the title of senior vice president or higher of the company are eligible to participate in the program.  Participants may purchase a life insurance policy from a designated insurance carrier.  Policy premiums, subject to certain limits, will be paid by the company and will be treated as taxable compensation to the participants.  Upon termination of the participant’s employment, the company will cease to pay premiums.  The Executive Life Insurance Program is filed as Exhibit 10.1 to this Report on Form 8-K and is incorporated herein by reference.

Change to Eligibility to Participate in the Supplemental Life Insurance Plan

On February 10, 2005, the Executive Compensation Committee of the board of directors of the company terminated participation in the Supplemental Life Insurance Plan for certain officers.  Benefits will continue to be provided under the Plan to inactive participants and a small group of officers.

Change to Eligibility to Participate in the Supplemental Healthcare Plan for Executive Officers

On February 10, 2005, the Executive Compensation Committee of the board of directors of the company terminated participation in the Supplemental Healthcare Plan for certain officers.  Benefits will continue to be provided under the Plan to inactive participants and a small group of officers.

Officer Annual Physical Program

On February 10, 2005, the Executive Compensation Committee of the board of directors of the company adopted the Officer Annual Physical Program, effective as of January 1, 2005.  Officers with the title of senior vice president or higher of the company are eligible to participate in the program.  Under the program, the company reimburses certain costs related to an annual physical examination to the officers, up to a maximum of $1,000 each calendar year (including “gross up”).  Reimbursements will be treated as taxable income to the officer and will be “grossed up” for taxes. The Officer Annual Physical Program is filed as Exhibit 10.2 to this Report on Form 8-K and is incorporated herein by reference.

Financial Counseling Program

On February 10, 2005, the Executive Compensation Committee of the board of directors of the company adopted the Financial Counseling Program, effective as of January 1, 2005.  Officers with the title of senior vice president or higher of the company are eligible to participate in the program.  Under the program, the company reimburses the officers for investment planning, tax preparation, tax planning and compliance and estate planning up to a maximum of $5,000 each calendar year (including “gross up”).  Reimbursements will be treated as taxable income to the officer and will be “grossed up” for taxes.  The Financial Counseling Program is filed as Exhibit 10.3 to this Report on Form 8-K and is incorporated herein by reference.

Amendment to Executive Savings Deferral Plan

On February 10, 2005, the Executive Compensation Committee of the board of directors of the company adopted an amendment to the Executive Savings Deferral Plan.  The amendment expands the definition of “eligible employee” to make officers with the title of senior vice president and above eligible to participate in the Plan as of the first day of the calendar quarter after they complete three months of service with the company and complete 250 hours of service within that three month period.

Amendment to Supplemental Early Retirement Plan for Executive Officers

On February 10, 2005, the Executive Compensation Committee of the board of directors of the company adopted an amendment to the Supplemental Early Retirement Plan for Executive Officers.  The amendment amends the definition of “executive officer” to clarify that executive officers elected on or after October 1, 2004 are not eligible for benefits under the plan.

Form of 2005 Annual Incentive Award Agreement

On February 10, 2005, the Executive Compensation Committee of the board of directors of the Company approved the form of 2005 Annual Incentive Award Agreement for elected officers.  The 2005 Annual Incentive Awards will be granted pursuant to the OfficeMax Incentive and Performance Plan.  The performance goals applicable to the awards are required to be set forth in the Agreement and issued to participants.  The performance goals applicable to these awards are: sales growth, return on sales and EBIT dollars.  Subject to certain exceptions, a participant must be employed by the company on the last day of the applicable calendar period to be eligible to receive an award.  The form of Annual Incentive Award Agreement is filed as Exhibit 10.4 to this Report on Form 8-K and is incorporated herein by reference.

Item 2.02               Results of Operations and Financial Condition

On February 14, 2005, we issued a press release regarding our expected range of operating income for fiscal year 2004, the range of an estimated overstatement in operating income in the first quarter of 2004, the expectation of subsequent understatements in operating income in the second and third quarters and the range of estimated net overstatement in operating income through the end of the third quarter 2004.  For further information and the text of the press release, please see Exhibit 99.1 to this filing.

Item 4.02               Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As previously announced, OfficeMax is currently conducting an investigation under the direction of its audit committee into its accounting for vendor income in prior periods.  Based on the work completed to date, the company has confirmed that certain employees fabricated supporting documents for approximately $3.3 million in claims billed to a vendor to its retail business.  In addition, the company has determined that certain rebates and other payments from vendors in 2004 were not recorded in the appropriate accounting periods, so that operating income in the first fiscal quarter of 2004 was overstated and the second and third fiscal quarters of 2004 were understated.  Six employees have been terminated for cause in connection with the investigation.

The company currently estimates that the amount of overstatement in operating income in the first quarter of 2004 was in the range of $5 million to $10 million, and the subsequent understatements in the second and third quarters reduce the net overstatement to a range of $4 million to $6 million through the end of the third quarter 2004.  As a result, subject to completion of the investigation, acceptance of a final investigation report by the audit committee, and review by the company’s auditors, OfficeMax now expects to restate quarterly income in each of the first three fiscal quarters of 2004.  Accordingly, the company believes that its previously issued interim statements of operating results for those periods should no longer be relied upon.  The company reached this conclusion on February 13, 2005.

OfficeMax has discussed the matters disclosed in this filing with its independent accountant.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 11, 2005, Christopher C. Milliken resigned as president, chief executive officer and as a director of the company.

On February 11, 2005, George J. Harad was appointed by the board of directors to serve as chief executive officer on an interim basis.  Mr. Harad, 60, is the company’s executive chairman of the board, having assumed that position in October 2004.  He became a director and president of Boise Cascade Corporation, now OfficeMax Incorporated, in 1991.  Mr. Harad was elected the company’s chief executive officer in 1994 and became chairman of the board in 1995, serving in those positions until

October 2004.  He has been an executive officer of the company since 1982.

On October 29, 2004, the company entered into an Employment Agreement with Mr. Harad.  The Agreement secures Mr. Harad’s service as executive chair of OfficeMax through June 30, 2005 (the “Date”).  A description of the Employment Agreement is set forth in the company’s Current Report on Form 8-K filed on November 4, 2004.  A description of the First Amendment to the Employment Agreement is set forth in the Company’s Current Report on Form 8-K filed on December 15, 2004.

Item 9.01        Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1	Executive Life Insurance Program

Exhibit 10.2	Officer Annual Physical Program

Exhibit 10.3	Financial Counseling Program

Exhibit 10.4	Form of 2005 Annual Incentive Award Agreement

Exhibit 99.1	Press Release dated February 14, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICEMAX INCORPORATED

	By	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President, General
Counsel and Corporate Secretary
Date: February 16, 2005